Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fox Corporation 2019 Shareholder Alignment Plan of Fox Corporation (formerly known as New Fox) of our report dated October 9, 2018, with respect to the combined financial statements of New Fox included in Fox Corporation’s Form 10 (File No. 001-38776) for the period ended June 30, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 19, 2019